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                                                              Exhibit 99 (10)



       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Complete and Partial Portfolio Holdings--Arrangements to Disclose to Service Providers and Fiduciaries", "Auditors" "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports dated September 15, 2006 in the Registration Statements of UBS PACE Select Advisors Trust (Form N-1A No. 033-87254).

                                                 ERNST & YOUNG LLP


New York, New York
November 24, 2006